                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      THE PEOPLES BANCTRUST COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 Broad Street
                             Selma, Alabama 36701
                                (334) 875-1000





                                March 24, 1999





Dear Shareholder:

     We invite you to attend the 1999 Annual Meeting of the Shareholders of The Peoples BancTrust Company, Inc. to be held at The Peoples Bank and Trust Company, Bank of Tallassee Branch, 304 Barnett Blvd., Tallassee, Alabama on Tuesday, April 13, 1999 at 5:30 p.m.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results of 1998.

     YOUR VOTE IS IMPORTANT. On behalf of the Board of Directors, we urge you to
     ----------------------
sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

     If you have any questions, please call the Company's Secretary, M. Scott Patterson, or me at (334) 875-1000.

     Thank you for your cooperation and continuing support.

                                  Sincerely,


                                  /s/ Richard P. Morthland
                                  -------------------------------
                                      Richard P. Morthland
                                      Chairman of the Board
                                        and Chief Executive Officer

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 Broad Street
                             Selma, Alabama 36701
                                (334) 875-1000

--------------------------------------------------------------------------------
                  NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
                          TO BE HELD ON APRIL 13, 1999
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of The Peoples BancTrust Company, Inc. (the "Company") will be held on Tuesday, April 13, 1999 at 5:30 p.m., local time, at The Peoples Bank and Trust Company (the "Bank"), Bank of Tallassee Branch, 304 Barnett Blvd., Tallassee, Alabama for the following purposes:

     (1) To elect fifteen directors of the Company to serve until the next annual meeting of the shareholders;

     (2) To consider and vote upon the 1999 Stock Option Plan for key employees and directors of the Company, the Bank and their affiliates; and

     (3) To transact other business as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 12, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

                                  By Order of the Board of Directors


                                  /s/ M. Scott Patterson
                                  -----------------------------
                                      M. Scott Patterson
                                      Secretary

Selma, Alabama
March 24, 1999

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 Broad Street
                             Selma, Alabama 36701
                                (334) 875-1000

                            ----------------------

                                PROXY STATEMENT
                       ANNUAL MEETING OF THE SHAREHOLDERS

                                 April 13, 1999

                               -------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished to shareholders of The Peoples BancTrust Company, Inc. ("Peoples" or the "Company") in connection with the solicitation by the Board of Directors of Peoples of proxies to be used at the Annual Meeting of the Shareholders (the "Annual Meeting"), to be held on Tuesday, April 13, 1999 at 5:30 p.m., local time, at The Peoples Bank and Trust Company (the "Bank"), Bank of Tallassee Branch, 304 Barnett Blvd., Tallassee, Alabama and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders on or about March 24, 1999.

     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR Proposal I to elect fifteen nominees of the Peoples' Board of Directors as directors of the Company and FOR Proposal II to approve the 1999 Stock Option Plan. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company, M. Scott Patterson, a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by Peoples. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

     The securities which can be voted at the Annual Meeting consist of shares of common stock, par value $.10 per share (the "Common Stock"), of the Company. Each share entitles its owner to one vote on all matters. The close of business on March 12, 1999 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting; there were approximately 1,050 record holders of the Company's Common Stock as of such date. The number of shares of Common Stock outstanding on March 12, 1999 was 5,148,138. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

     A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1998 with the Securities and Exchange Commission ("SEC"). Shareholders may obtain, free of charge, a copy of such Annual Report on Form 10-K by writing M. Scott Patterson, Secretary, at The Peoples BancTrust Company, Inc., P.O. Box 799, Selma, Alabama 36702-0799.


                      PROPOSAL I -- ELECTION OF DIRECTORS

     With respect to the election of directors, each shareholder of record on the voting record date is entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

     The Articles of Incorporation and Bylaws of the Company each provide that the number of directors of Peoples shall be a variable range which is fixed at a minimum number of three and a maximum number of eighteen, the exact number to be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. The Board of Directors has determined that the number of directors be fifteen persons effective at the Annual Meeting. Directors are elected to serve until the next annual meeting of the shareholders and until their successors are elected and qualified. There are no arrangements or understandings between the Company and any person pursuant to which such person has been or will be elected a director.

     At the Annual Meeting, fifteen directors will be elected. The Board of Directors has nominated all current directors other than Julius R. Brown and Julius E. Talton, Sr., both of whom have elected not to stand for election at the Annual Meeting, for a term of one year and until their successors are elected and qualified. The Board of Directors has also nominated Julius E. Talton, Jr. for a term of one year and until his successor is elected and qualified. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of each of the fifteen nominees listed below for a one-year term, unless otherwise directed by the shareholder. The Board of Directors believes that each of such nominees will stand for election and will serve if elected as a director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     Alabama law provides that directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present when the vote is taken.

Directors

     The following table sets forth certain information with respect to the Company's directors and nominees.

                                                        Position(s) Held
Name                        Age(a)  Director Since      with the Company
--------------------------------------------------------------------------------

Julius R. Brown               59         1992               Director
Clyde B. Cox, Jr.             64         1983(b)            Director
John Crear                    62         1998               Director
Arnold B. Dopson              68         1998               Director
Harry W. Gamble, Jr.          62         1974(b)            Director
Ted M. Henry                  60         1968(b)            Director
Elam P. Holley, Jr.           48         1988           Director, President and
                                                        Chief Operating Officer
Edith Morthland Jones         49         1996               Director
A.D. Lovelady                 69         1978(b)            Director
Richard P. Morthland          57         1977(b)        Chairman of the Board
                                                     and Chief Executive Officer
Thomas E. Newton              53         1996               Director
Walter Owens                  67         1998               Director
David Y. Pearce               51         1996               Director
C. Ernest Smith               57         1991               Director
Julius E. Talton, Sr.         70         1974               Director
Julius E. Talton, Jr.         38          --                   --
Daniel P. Wilbanks            61         1998               Director

-----------------
(a)  As of March 1, 1999.
(b) Includes term of office as director of the Bank prior to formation of the Company as the holding company for the Bank in 1985. Each director of the Company is also a director of the Bank.

     The principal occupation(s) and business experience for the past five years of each director and nominee are set forth below:

     Julius R. Brown is President of Wallace Community College, Selma.

     Clyde B. Cox, Jr. is a surgeon.

     John Crear is President of Crear, Inc., which does business as Lighthouse Convalescent Home.

     Arnold B. Dopson was employed by The Bank of Tallassee ("Tallassee Bank") from 1949 until its merger with the Bank in August 1998. He was Chairman of the Board and Chief Executive Officer of Tallassee Bank from 1971 until the merger with the Bank. Mr. Dopson was Chairman of the Board and Chief Executive Officer of Elmore County Bancshares, Inc. ("Elmore County"), the holding company for Tallassee Bank, from 1983 until July 31, 1998 when Elmore County was merged with the Company. Pursuant to the merger agreement with Elmore County, Mr. Dopson was elected to the Board of Directors of the Company.

     Harry W. Gamble, Jr. is a member of the law firm of Gamble, Gamble, Calame and Wilson, L.L.C.

     Ted M. Henry is Chairman and Chief Executive Officer of Henry Brick Company, Inc.

     Elam P. Holley, Jr. has served as President and Chief Operating Officer of the Bank since February 1994. Prior to that he was Executive Vice President and Chief Administrative Officer of the Bank. Mr. Holley served as Secretary of the Company from 1984 until 1997 when he was elected President and Chief Operating Officer of the Company.

     Edith Morthland Jones has served as film liaison for the Selma-Dallas County Chamber of Commerce since 1988. Prior to that she served as Director of Tourism and Travel for the Selma-Dallas County Chamber of Commerce. She is the daughter of Rex J. Morthland, the sister of Richard P. Morthland and the sister-in-law of M. Scott Patterson, Executive Vice President, Investment Officer and Secretary of the Bank and Executive Vice President and Secretary of the Company.

     A. D. Lovelady has served as Chairman of the Board of Lovelady Construction Company, Inc. since January 1996. Prior to that he was President of Lovelady Construction Company, Inc.

     Richard P. Morthland has served as Chairman of the Board and Chief Executive Officer of the Bank since February 1994. Prior to that he was President and Chief Executive Officer of the Bank. Mr. Morthland has been President of the Company since its formation in 1984. He is the son of Rex J. Morthland, the brother of Edith Morthland Jones and the brother-in-law of M. Scott Patterson.

     Thomas E. Newton is a partner in the commercial real estate development firm of Newton, Oldacre, and McDonald, L.L.C., Prattville, Alabama.

     Walter Owens is an agent with State Farm Insurance.

     David Y. Pearce has been the owner of Pearce Catfish Farms since 1971 and President of Pearce Catfish Farms, Inc. since 1993.

     C. Ernest Smith is the Mayor of Greenville, Alabama and owner of the Greenville Shoe Shop.

     Julius E. Talton, Sr. is Chairman of the Board of Talton Network Services, Inc. Subsequent to the Annual Meeting, Mr. Talton will become a director emeritus of the Bank.

     Julius E. Talton, Jr. is President of Talton Network Services, Inc. He is the son of Julius E. Talton, Sr.

     Daniel P. Wilbanks is engaged in the practice of family dentistry in Tallassee, Alabama. Dr. Wilbanks served as a director of Elmore County and Tallassee Bank prior to their merger with the Company and the Bank, respectively. Pursuant to the merger agreement with Elmore County, Dr. Wilbanks was elected to the Board of Directors of the Company.

Directors Emeritus

     Rex J. Morthland is Chairman Emeritus of the Board of Directors of the
Bank.

     Wallace A. Buchanan is the President of Buchanan Hardwoods, Inc.

     W. Russell Buster, Jr. is retired. Previously he was President of the Bush Hog Agricultural Implement Division of Allied Products Corporation.

     J.A. Minter, Jr. is a farmer and ginner.

     Clinton S. Wilkinson, Jr. is a dentist.

     B. Frank Wilson is Chairman Emeritus of the Board of Directors of the Bank.

Corporate Governance and Other Matters

     The Board of Directors of the Company acts as a nominating committee for selecting management's nominees for election as directors. Nominations may be made by shareholders, provided such nominations are made in writing and submitted to the Secretary or the President of the Company at least three days prior to the date of the Annual Meeting. No further nominations shall be accepted, unless the shareholders, by majority vote, determine that additional nominations are to be accepted, in which event further nominations as so determined by the shareholders may be made at the Annual Meeting. There are no standing committees of the Board of Directors of the Company.

     The Board of Directors of the Bank carries out many of its duties through committees.

     The Audit and Examination Committee of the Bank's Board of Directors directs and reviews the activities of the internal audit department and reviews the adequacy of internal controls established by the Bank's management. This committee reviews the audit reports of the Bank's independent accountants, the independent accountants' letter to management concerning the effectiveness of internal controls and management's response to that letter. In addition, this committee reviews and recommends to the Board of Directors the firm to be engaged as the Bank's independent accountants. During 1998, this committee conducted four meetings as an audit committee. This committee also reviews the examination reports of the Bank's regulatory agencies and, during 1998, conducted one meeting as an examination committee. Members of this committee are
C. Ernest Smith, Ted M. Henry, A.D. Lovelady and Daniel P. Wilbanks.

     The Compensation Committee of the Bank's Board of Directors makes recommendations concerning salary and discretionary bonuses payable to officers of the Bank. During 1998, it held three meetings. Members of this committee are Harry W. Gamble, Jr., David Y. Pearce and Walter Owens.

     During the year ended December 31, 1998, the Company's Board of Directors and the Bank's Board of Directors each held 12 meetings. All incumbent directors attended 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which they served.

Executive Compensation

     The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the named executive officers of the Company.


                                                        SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                        ----------------------------------------
                                          Annual Compensation                     Awards                 Payouts
                                 ------------------------------------   -------------------------------  -------
                                                                        Restricted       Securities
Name and                                                 Other Annual      Stock         Underlying       LTIP        All Other
Principal Position (a)     Year     Salary     Bonus   Compensation (b)  Award(s)    Options/SARs(#)(c)  Payouts  Compensation(d)(e)
----------------------     ----     ------     -----   ----------------  --------    ------------------  -------  ------------------
Richard P. Morthland       1998   $176,000    $21,128         --            --               5,400          --       $     2,921
   Chairman and Chief      1997    167,140     23,401         --            --               4,000          --             3,402
   Executive Officer of    1996    162,540     48,697         --            --               4,000          --             3,680
   the Company and
   the Bank
Elam P. Holley, Jr.        1998   $126,000    $10,081         --            --               3,600          --       $     2,301
   President and Chief     1997    120,000     11,201         --            --               3,000          --             2,551
   Operating Officer       1996    108,500      5,787         --            --               3,000          --             2,662
   of the Company and
   the Bank

                                                   (Footnotes on following page)

--------------
(a) No other executive officer earned in excess of $100,000 in salary and bonus in 1998, 1997 and 1996.

(b) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits in 1998, 1997 and 1996 received by the named executive officers did not exceed 10% of the executive's annual salary and bonus.

(c) Award amounts and other data herein have been adjusted for a two-for-one stock split effected through a stock dividend paid in June 1997.

(d) "All Other Compensation" includes awards to Mr. Morthland of $2,921, $3,402 and $3,680 in 1998, 1997 and 1996, respectively, contributed on behalf of such executive to the Employee Stock Ownership Plan ("ESOP") to fund purchases of the Company's Common Stock pursuant to the Incentive Performance and Reward Program.

(e) "All Other Compensation" includes awards to Mr. Holley of $2,301, $2,551 and $2,662 in 1998, 1997 and 1996, respectively, contributed on behalf of such executive to the ESOP to fund purchases of the Company's Common Stock pursuant to the Incentive Performance and Reward Program.

Directors' Compensation

     Directors of the Company and the Bank are presently paid $800 per month for service in both capacities and $150 for each committee meeting attended. Directors who are officers of the Company or the Bank (i.e., Messrs. Richard P. Morthland, Elam P. Holley, Jr. and Arnold B. Dopson) are not entitled to such fees. See " --Certain Transactions."

Option Grants in Fiscal Year 1998

     The following table contains information concerning the grant of stock options under the 1992 Stock Option Plan to the named executive officers. The 1992 Stock Option Plan does not provide for the grant of stock appreciation rights.

                                                      Individual Grants
                     --------------------------------------------------------------------------------
                               Number of            Percent of                                         Potential Realizable
                              Securities          Total Options                                         Value at Assumed
                              Underlying            Granted to         Exercise or                     Annual Rates of Stock
                           Options Granted         Employees in         Base Price       Expiration      Price Appreciation
                          (Number of Shares)        Fiscal Year        ($ per Share)        Date         for Option Term(a)
                          -----------------         -----------        -------------        ----      -----------------------------
                                                                                                         5%($)            10%($)
                                                                                                      -------------    ------------
Richard P. Morthland             5,400                 28.57%              $32.18        01/20/03       $27,817          $ 80,608
Elam P. Holley, Jr.              3,600                 19.05%              $29.25        01/20/08       $66,223          $167,821

-----------------
(a) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the end of the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock.

Aggregated Fiscal 1998 Option Exercises and Year End Option Values

     The following table sets forth information concerning options exercised during fiscal 1998 and the value of options held by the named executive officers at the end of the fiscal year.

                                                                          Number of Securities                Value of Unexercised
                                                                         Underlying Unexercised             In-the-Money Options at
                                                                        Options at Fiscal Year End            Fiscal Year End ($)(b)
                             Shares Acquired                            --------------------------            ----------------------
                               on Exercise            Value            Exercisable/Unexercisable                  Exercisable/
Name                       (Number of Shares)     Realized($)(a)           (Number of Shares)                    Unexercisable
----                       ------------------     --------------           ------------------                    -------------
Richard P. Morthland              4,000               $ 72,280                  -- / 9,400                         -- / $13,800
Elam P. Holley, Jr.              13,700               $292,263                  -- / 6,600                         -- / $15,000

-----------------
(a) Difference between fair market value of underlying Common Stock and the exercise price at exercise.

(b) Difference between fair market value of underlying Common Stock and the exercise price at fiscal year end. An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

Pension Plan

     The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Company's defined benefit pension plan (the "Pension Plan") based upon the Pension Plan formula for specified average Final Compensation and specified years of service.


                                                                                    Years of Service
           Average Final                             ------------------------------------------------------------------------------
           Compensation                                    10                  20                   30                   40
           ------------                              ---------------      --------------      ---------------      ----------------
           $    20,000.......................        $     2,000          $    4,000          $     6,000          $       8,000
                60,000.......................              7,900              15,800               23,600                 30,600
                80,000.......................             11,200              22,400               33,500                 43,100
               100,000.......................             14,500              29,000               43,400                 55,700
               125,000.......................             18,600              37,200               55,800                 71,400
            160,000 and above................             24,400              48,800               73,100                 93,300

     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the Pension Plan is $130,000. Also, average final compensation in excess of $160,000 is not covered under the Pension Plan. "Average Final Compensation," which is based upon the average annual salary (as defined) for the five consecutive years of highest salary, is based upon compensation that would appear under the "Salary" column of the Summary Compensation Table. As of December 31, 1998, Messrs. Morthland and Holley had 35 and 25 years of credited service, respectively, under the Pension Plan. Benefits set forth in the preceding table are computed as a straight-life annuity and are adjusted to reflect payments expected to be made to employees by Social Security.

Report of the Compensation Committee

     As members of the Compensation Committee of the Bank, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for executive officers for consideration by the Board of Directors of the Bank; and to administer various incentive plans of the Company and the Bank.

     Overview. Under the compensation policies of the Bank, which are endorsed by the Compensation Committee, compensation is paid based both on the executive officer's performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their business plans, changes in the value of the Company's stock, reports of federal regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of the Company and the Bank and the accomplishment of the Company's and the Bank's strategic goals, such as loan growth, deposit growth, expense control and net income. In assessing performance for 1998 and previous years, the members of the Committee did not make use of a mechanical weighting formula or use specific performance targets, but instead weighed the described factors as they deemed appropriate in the total circumstances.

     Base Salary. The 1998 salary levels of the Bank's senior officers (including the named executive officers) were established in 1997 consistent with this compensation policy. In its 1997 review of base compensation, the Committee determined that the performance of Mr. Morthland in managing the Company and the Bank was satisfactory, based upon the 1997 financial performance of the Company, including the growth in assets, income, and capitalization during 1997; the financial performance trends for 1997 and the preceding four years, which included growth in assets, net income, and stockholders' equity in each year; the results of confidential regulatory examinations; his continued involvement in community affairs in the market area served by the Bank; the Company's planned levels of financial performance for 1998; and a general level of satisfaction with the management of the Company and the Bank. Based upon the results of this review, the salary of Mr. Morthland was established at $176,000 per year for 1998, which included a contribution to the Bank's Section 125 "cafeteria" plan and represented an increase of 5.3% over his 1997 base salary.

     Bonuses. Bonuses for 1997 were awarded to executive officers in December 1998 based on the officer's performance and the performance of the Company and the Bank for the year 1998 consistent with the policy described above. A bonus of $21,128 was awarded to Mr. Morthland in 1998. Factors considered by the Committee in its determination of this award included, among others, the growth in total assets and net income.

     Stock Options. The purposes of the Option Plan are to attract, retain and motivate key officers of the Company and the Bank by providing key officers with a stake in the success of the Company, as measured by the value of its shares, and to increase the commonality of interests among key employees and other shareholders. The Board of Directors has general responsibility for granting stock options to key employees and administering the Option Plan. During 1998, incentive stock options for 18,900 shares were granted at an exercise price of $29.25 per share (the fair market value of the shares on the dates of grant), including options for 5,400 shares granted to Mr. Morthland which become exercisable on the date and at the price noted in the table which accompanies this report.

     No member of the Compensation Committee is a former or current officer or employee of the Company or the Bank.


February 16, 1999
                                   Thomas E. Newton, Chairman
                                   Harry W. Gamble, Jr.
                                   David Y. Pearce
                                   (Compensation Committee at December 31, 1998)

Compensation Committee Interlocks and Insider Participation

           Harry W. Gamble, Jr., a director of Peoples and the Bank, is a member of the firm of Gamble, Gamble, Calame and Wilson, L.L.C. which renders legal services to the Company and the Bank. In the year ended December 31, 1998, Mr. Gamble's firm received fees of $141,000 for legal services to the Company and the Bank.

Stock Performance Comparisons

     The following graph, which was prepared by SNL Securities LC, Charlottesville, Virginia, shows the cumulative total return on the Common Stock of the Company over the last five years, compared with (1) the NASDAQ Total U.S. Index, comprised of all U.S. Companies quoted on NASDAQ, (2) the SNL less than $500 Million Bank Asset-Size Index, comprised of publicly traded banks and bank holding companies with total assets of less than $500 million, and (3) the SNL $500 Million - $1 Billion Asset-Size Index, comprised of publicly traded banks and bank holding companies with total assets between $500 million and $1 billion. The SNL less than $500 Million Bank Index will be deleted subsequent hereto since the Company's total assets exceeded $500 million during 1998. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1993 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on December 31, 1993 in the Common Stock, and the securities included in the indexes. Since June 1994, the Common Stock of the Company has been quoted on the NASDAQ Small Cap Market. Prior to that time, there was not an established public trading market for the Common Stock and the price of the Common Stock was quoted in the National Daily Quotation Services "Pink Sheets"(TM).



                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                 COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                  December 31, 1993 through December 31, 1998

                        Peoples BancTrust Company, Inc.

                           Total Return Performance

                                                                    Period Ending
                                         -------------------------------------------------------------------
Index                                      12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
------------------------------------------------------------------------------------------------------------
Peoples BancTrust Company, Inc.             100.00     108.92     158.04     241.28     490.36     340.42
NASDAQ - Total US                           100.00      97.75     138.26     170.01     208.58     293.21
SNL Less than $500M Bank Asset-Size Index   100.00     107.55     147.13     189.37     322.82     294.76
SNL $500M-$1B Bank Asset-Size Index         100.00     106.76     141.74     177.19     288.03     283.20

Certain Transactions

     The Company and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.

     A.D. Lovelady, a director of Peoples and the Bank, is Chairman of the Board of Lovelady Construction Company, Inc. which received $418,000 in the year ended December 31, 1998 for construction work for the Bank.

     In connection with the Elmore County acquisition, the Company assumed a salary continuation agreement between Arnold B. Dopson and Tallassee Bank which provides that, if Mr. Dopson retires from active daily employment, he will be paid an annual sum equal to his annual salary for the preceding calendar year for a period of 36 months. If Mr. Dopson were to die before full payment, his beneficiary would be paid for the remaining period.

     In connection with the Elmore County merger, the Company also entered into an Employment Agreement and Covenant Not to Compete (the "Employment Agreement") with Mr. Dopson which provides for his employment by the Bank from the effective time of the merger to September 16, 2000 at an annual rate of $115,000. The Employment Agreement provides that he will not be entitled to receive incentive bonuses or director's fees while such salary is being paid but he will be entitled to participate in the same manner as other employees in the Company's employee benefit programs.

     Mr. Dopson has agreed that, during his employment under the Employment Agreement and for two years thereafter, he will not be associated in any way with a financial institution doing business within Elmore or Tallapoosa Counties, Alabama or within a 35-mile radius of the Bank's offices, and that he will not solicit customers in such geographic areas.


              PROPOSAL II -- APPROVAL OF THE 1999 STOCK OPTION PLAN


General

     The Board of Directors of the Company (the "Board") is seeking shareholder approval of The Peoples BancTrust Company, Inc. 1999 Stock Option Plan (the "Option Plan"). The Option Plan is attached hereto as Exhibit A and should be consulted for additional information. All statements made herein regarding the Option Plan, which are only intended to summarize the Option Plan, are qualified in their entirety by reference to the Option Plan.

     If the Option Plan is approved at the Annual Meeting, the Company's 1992 Stock Option Plan will be terminated as to future grants of options thereunder. See "Proposal I -- Election of Directors."

Purpose of the Option Plan

     The purpose of the Option Plan is to advance the interests of the Company by providing selected directors and employees of the Company and its affiliates, including the Bank, with the opportunity to acquire shares of Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Company and its affiliates to expend maximum effort for the growth and success of the business.

Description of the Option Plan

     Effective Date. The Option Plan became effective on March 16, 1999, provided that the effectiveness of the Option Plan is contingent upon the Option Plan's approval by the Company's shareholders. No stock options will be granted under the Option Plan prior to the Annual Meeting.

     Administration. The Option Plan is administered by the Board or by a committee (the "Committee") appointed by the Board. The Board or the Committee has discretionary authority to select participants and grant awards, to determine the form and content of any awards granted under the Option Plan, to interpret the Option Plan, to prescribe, amend and rescind rules and regulations relating to the Option Plan, and to make other decisions necessary or advisable for the administration of the Option Plan. All decisions, determinations and interpretations of the Board or the Committee are final and conclusive on all persons affected thereby. Members of the Board or the Committee will be indemnified to the full extent permissible under the Company's governing instruments in connection with any claims or other actions relating to any action taken under the Option Plan.

     Eligible Persons. Under the Option Plan, the Board or the Committee has discretionary authority to grant stock options ("Options") to such employees and directors (including members of the Board or the Committee) as the Board or the Committee shall designate. As of the Record Date, the Company and its subsidiaries had 331 employees and 13 non-employee directors who were eligible to participate in the Option Plan.

     Shares Available for Grants. The Option Plan reserves 500,000 shares of Common Stock for issuance upon the exercise of Options. Such shares may be (i) authorized but unissued shares or (ii) shares held in treasury. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Board or the Committee will adjust the number and kind of shares reserved for issuance under the Option Plan, the number of and kind of shares subject to outstanding Options, and the exercise prices of such Options. If Options should expire, become unexercisable or be forfeited for any reason without having been exercised, the shares of Common Stock subject to such Options shall, unless the Option Plan shall have been terminated, be available for the grant of additional Options under the Option Plan.

     Options; Exercise Price. Options may be either incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code, or options that are not ISOs ("Non-ISOs"). The exercise price as to any Option may not be less than the fair market value (determined under the Option Plan) of the optioned shares on the date of grant. The last reported sale price of the Common Stock on March 18, 1999, was $18.50 per share. In the case of a participant who owns more than 10% of the outstanding Common Stock on the date of grant, such exercise price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the Common Stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all plans of the Company and of any subsidiary) exceeds $100,000, the Options granted in excess of $100,000 will be treated as Non-ISOs, and not as ISOs.

     Exercise of Options. The exercise of Options will be subject to such terms and conditions as are established by the Board or the Committee in a written agreement between the Board or the Committee and the optionee. An Option may not be exercised for a fractional share. In the absence of Board or Committee action to the contrary, an otherwise unexpired Option shall cease to be exercisable upon (i) an optionee's termination of employment for "just cause" (as defined in the Option Plan), (ii) the date that is one year after an optionee terminates service for a reason other than just cause or death, or (iii) the date that is two years after an optionee's death.

     An optionee may exercise Options, subject to provisions relative to their termination and limitations on their exercise, only by (i) written notice of intent to exercise the Option with respect to a specified number of shares of Common Stock, and (ii) in the case of Options, payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the exercise price for the number of shares with respect to which the Option is then being exercised. Common Stock utilized in full or partial payment of the exercise price for Options shall be valued at its market value at the date of exercise, and may consist of shares subject to the Option being exercised. Upon an optionee's exercise of an Option, the Company may, in the discretion of the Board or the Committee, pay the optionee a cash amount of up to the amount of any dividends declared on the underlying shares between the date of grant and the date of exercise of the Option.

     Conditions on Issuance of Shares. The Board or the Committee will have the discretionary authority to impose, in agreements, such restrictions on shares of Common Stock issued pursuant to the Option Plan as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. In addition, the Board or the Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that a participant make certain representations or warranties.

     Change in Control. Upon the earlier of a change in control (as defined in the Option Plan) or the execution of an agreement to effect a change in control, all Options shall become fully exercisable. Although these provisions are included in the Option Plan primarily for the protection of an employee-optionee in the event of a change in control of the Company, they may be regarded as having a takeover defensive effect, which may reduce the Company's vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board.

     Nontransferability. Optionees may transfer their Options to family members or trusts under specified circumstances. Options may not otherwise be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. In addition, Common Stock that is purchased upon the exercise of an Option may not be sold within the six-month period following the grant date of that Option, except in the event of the optionee's death or disability, or such other event as the Board may specifically deem appropriate.

     Effect of Dissolution and Related Transactions. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the exercise prices thereof, will be equitably adjusted for any change or exchange of shares for a different number or kind of shares or other securities which results from the Transaction. However, any such adjustment will be made in such a manner as to not constitute a modification, within the meaning of Section 424(h) of the Internal Revenue Code, of outstanding ISOs.

     Duration of the Option Plan and Grants. The Option Plan has a term of 10 years from its effective date, after which date no Options may be granted. The maximum term for an Option is 10 years from the date of grant, except that the maximum term of an ISO may not exceed five years if the optionee owns more than 10% of the Common Stock on the date of grant. The expiration of the Option Plan, or its termination by the Committee, will not affect any Option then outstanding.

     Amendment and Termination of the Option Plan. The Board may from time to time amend the terms of the Option Plan and, with respect to any shares at the time not subject to Options, suspend or terminate the Option Plan. No amendment, suspension, or termination of the Option Plan will, without the consent of any affected optionee, alter or impair any rights or obligations under any Option previously granted.

     Financial Effects of Options. The Company will receive no monetary consideration for the granting of Options under the Option Plan. It will receive no monetary consideration other than the exercise price for shares of Common Stock issued to optionees upon the exercise of their Options. Under applicable accounting standards, recognition of compensation expense is not required when Options are granted at an exercise price equal to or exceeding the fair market value of the Common Stock on the date the Option is granted, but disclosure may be required in financial statement footnotes regarding pro forma effects on earnings and earnings per share of recognizing as a compensation expense an estimate of the fair value of such stock-based awards.

Federal Income Tax Consequences

     ISOs. An optionee recognizes no taxable income upon the grant of ISOs. If the optionee holds the shares purchased upon exercise of an ISO for at least two years from the date the ISO is granted, and for at least one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of the ISO is taxed as long-term capital gain. However, the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the ISO will be treated by the optionee as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If an optionee disposes of the shares before the expiration of either of the two special holding periods noted above, the disposition is a "disqualifying disposition." In this event, the optionee will be required, at the time of the disposition of the Common Stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the Common Stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

     The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability to the optionee for alternative minimum tax. However, if an optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount.

     Non-ISOs. In the case of a Non-ISO, an optionee will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO.

Recommendation and Vote Required

     The Board has determined that the Option Plan is desirable, cost effective, and produces incentives which will benefit the Company and its shareholders. The Board is seeking shareholder approval of the Option Plan in order to satisfy Nasdaq listing requirements and permit the granting of Options that are ISOs.

     Shareholder approval of the Option Plan requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting. The Board recommends a vote "FOR" approval of the Option Plan.


                          STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 12, 1999 with respect to the shares of Common Stock beneficially owned by each director and nominee for director of the Company, including the named executive officers, and by all directors and executive officers of the Company as a group. This information is based on filings with the SEC or information furnished to the Company by such persons.

                                        Amount and                   Percent of
                                   Nature of Beneficial             Common Stock
Name                                  Ownership(a)(b)                Outstanding
----                                  ---------------                -----------

Julius R. Brown                             1,280                        *
Clyde B. Cox, Jr.                          14,160                        *
John Crear                                    485                        *
Arnold B. Dopson                          125,835                        2.44%
Harry W. Gamble, Jr.                       10,136                        *
Ted M. Henry                               16,912                        *
Elam P. Holley, Jr.                        22,935                        *
Edith Morthland Jones (c)                 182,465                        3.54%
A. D. Lovelady                             37,756                        *
Richard P. Morthland (c)                  770,130                       14.95%
Thomas E. Newton                            1,400                        *
Walter Owens                                7,000                        *
David Y. Pearce                             1,252                        *
C. Ernest Smith                             2,087                        *
Julius E. Talton, Sr.                     118,785                        2.31%
Julius E. Talton, Jr.                      25,638                        *
Daniel P. Wilbanks                         60,819                        1.18%

All directors and executive
  officers as a group (d)
  (26 persons)                          1,610,617                       31.17%

----------
*    Less than 1% of the Company's outstanding Common Stock.
(a) For purposes of this table and the table under "Principal Holders of Common Stock," under the rules of the SEC, an individual is considered to "beneficially own" any share of Common Stock which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he has the right to acquire voting or investment power within 60 days of March 12, 1999.
(b) Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trusts of which certain directors are trustees and corporations in which certain directors own a controlling interest. Includes shares allocated to the accounts of participants in the ESOP, and 18,600 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 12, 1999. Does not include 44,000 shares of Common Stock subject to outstanding options granted to executive officers which are not exercisable within 60 days of March 12, 1999, of which Richard P. Morthland holds options for 10,800 shares and Elam P. Holley, Jr. holds options for 7,200 shares.
(c)  See "Principal Holders of Common Stock."
(d)  Includes officers of the Company and executive officers of the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during the year ended December 31, 1998, all such filing requirements were complied with, except that a report of an optional cash purchase under the Dividend Reimbursement and Stock Purchase Plan was not filed on a timely basis for Julius R Brown, a report of a sale of Common Stock was not filed on a timely basis for M. Scott Patterson, a report of a purchase of Common Stock was not filed on a timely basis for each of the following persons - David Y. Pearce, C. Ernest Smith, Julius E. Talton, Sr., and Ted M. Henry, a report of a stock option exercise was not filed on a timely basis for William S. Johnson, and an initial statement of beneficial ownership of Common Stock was not filed on a timely basis for each of the following persons - Arnold B. Dopson, Daniel P. Wilbanks, Walter Owens, David Baggett, Debra Lynn Swindal, John Crear and Michael Truelove, but all such reports were subsequently filed.


                        PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth information as of March 12, 1999 with respect to the persons believed by the Company to be the beneficial owners of more than 5% of the Common Stock. This information is based on filings with the SEC or information furnished to the Company by such persons.

Name and Address                        Amount and Nature      Percent of Common
of Beneficial Owner                of Beneficial Ownership(a)  Stock Outstanding
-------------------                --------------------------  -----------------

Richard P. Morthland                       770,130 (b)             14.95%
   310 Broad Street
   Selma, Alabama  36701

Ann Plant Morthland                        432,496 (c)              8.40%
Rex J. Morthland
   1027 Houston Park
   Selma, Alabama  36701

The Peoples Bank and Trust Company         805,305 (d)             15.64%
   310 Broad Street
   Selma, Alabama  36701

Regions Financial Corporation              466,521 (e)              9.06%
   417 North 20th Street
   Birmingham, Alabama  35202


                                                   (Footnotes on following page)

--------------
(a) See Note (a) to the table under "Stock Ownership of Management." Except as disclosed in the Notes below, each of the following persons disclaims that he or she is acting in concert with, or as a member of a group consisting of, the other named individuals. Richard P. Morthland is the son of Rex J. and Ann Plant Morthland.
(b) Included in such 770,130 shares are (1) 137,414 shares owned directly by Richard P. Morthland, his spouse and a child; (2) 32,160 shares held by a trust of which Richard P. Morthland is trustee; (3) 553,052 shares held by three trusts of which the Bank is trustee and under which Richard P. Morthland has voting power; and (4) 40,322 shares held by a trust of which Richard P. Morthland is co-trustee with Rex J. Morthland. See Notes (c)(4) and (d) below. Also included in such 770,130 shares are 3,182 shares allocated to the account of Richard P. Morthland under the ESOP and 4,000 shares of Common Stock subject to outstanding options held by Mr. Morthland which are exercisable within 60 days of March 12, 1999. Such 770,130 shares do not include 10,800 shares of Common Stock subject to outstanding options held by Mr. Morthland which are not exercisable within 60 days of March 12, 1999, and 3,072 shares held by Mr. Morthland's son as to which he disclaims beneficial ownership.
(c) Included in such 432,496 shares are (1) 62,050 shares owned directly by Ann Plant Morthland; (2) 103,407 shares owned directly by Rex J. Morthland; (3) 145,856 shares held by a trust of which the Bank is trustee and under which Ann Plant Morthland has voting power; and (4) 40,322 shares held by a trust of which Rex J. Morthland is co-trustee with Richard P. Morthland. See Note
     (b)(4) above.
(d) The Bank is the trustee of four trusts for the benefit of members of the Plant and Morthland families. Under these trusts the Bank is authorized to dispose of 698,908 shares. Under other trusts the Bank has dispositive power with respect to 89,723 shares of Common Stock and shared voting and dispositive power with respect to 16,674 shares of Common Stock.
(e) Regions Financial Corporation reported sole voting power of 466,521 shares, sole dispositive power of 461,541 shares and shared dispositive power of 4,480 shares. All shares reported are held by affiliate trust departments as fiduciary for various beneficiaries. The account of the Roberts and Mildred Blount Charitable Trust has an interest relating to 5% or more of the Common Stock.


                             INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP to continue as independent accountants for the Company for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP served as the Company's independent accountants for the year ended December 31, 1998 and has served as the Bank's independent accountants since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he so desires.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for action at the 2000 annual meeting of the shareholders, to be held on or about April 9, 2000, must forward a copy of the proposal or proposals to the Company's principal executive office. Any such proposal or proposals intended to be presented at the 2000 annual meeting of the shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by November 26, 1999. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2000 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     With respect to the 2000 annual meeting of the shareholders and pursuant to SEC rules, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement and form of proxy, by February 8, 2000, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote such proxy on such matters as determined by the Board of Directors.

                                        By Order of the Board of Directors



                                        /s/ M. Scott Patterson
                                        ------------------------------
                                            M. SCOTT PATTERSON
                                            Secretary


Selma, Alabama
March 24, 1999

                                                                       EXHIBIT A


                       THE PEOPLES BANCTRUST COMPANY, INC.
                             1999 STOCK OPTION PLAN


     The Peoples BancTrust Company, Inc. (the "Company") sets forth herein the terms of the 1999 Stock Option Plan (the "Plan") as follows:

     1.    Purpose of the Plan.

     The purpose of this Plan is to advance the interests of the Company through providing select key Employees and Directors of the Bank, the Company, and their Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to Directors and key Employees of the Company or any Affiliate to expend maximum effort for the growth and success of the business. It is intended that options issued pursuant to this Plan may constitute either ISOs or Non-ISOs as defined below.

     The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Corporation. The right of the Corporation to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

     2.    Definitions.

     As used herein, the following definitions shall apply.

     (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c) "Bank" shall mean The Peoples Bank and Trust Company, an Alabama banking institution.

     (d) "Board" shall mean the Board of Directors of the Company or any Parent thereof.

     (e) "Change in Control" shall mean any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25% of the Bank`s or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company`s directors, (3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), (4) the acquisition of control of the Bank or the Company within the meaning of 12 C.F.R. Part 574 or its applicable equivalent, or (5) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. In the case of subsections (1), (2), (3) and (4) above, ownership or control of the Bank by the Company itself shall not constitute a "Change in Control." For purposes of defining Change in Control, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

     (f)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (g) "Committee" shall mean the Stock Option Committee pursuant to Paragraph 5(a) hereof; provided that the Board may act in lieu of the Stock Option Committee with respect to any matter.

     (h)  "Common Stock" shall mean the common stock of the Company.

     (i) "Company" shall mean The Peoples BancTrust Company, Inc., an Alabama corporation, and any successor thereto.

     (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company, in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor, or in the case of a Director's performance of services in an emeritus or advisory capacity.

     (k) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

     (l) "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

     (m)  "Effective Date" shall mean the date specified in Paragraph 12 hereof.

     (n) "Employee" shall mean any person employed by the Company, the Bank, or an Affiliate.

     (o) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

     (p) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (q) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

     (r)  "Non-Employee Director" shall have the meaning provided in Rule 16b-3.

     (s) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

     (t)  "Option" means an ISO and/or a Non-ISO.

     (u) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (v) "Participant" shall mean any person who receives an Option pursuant to the Plan.

     (w) "Plan" shall mean The Peoples BancTrust Company, Inc. 1999 Stock Option Plan.

     (x) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (y)  "Share" shall mean one share of Common Stock.

     3.  Term of the Plan and Options.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 14 hereof. No Option shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Options. The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

     4.  Shares Subject to the Plan.

     Except as otherwise required under Paragraph 10, the aggregate number of Shares deliverable pursuant to Options shall not exceed 500,000 Shares. Such Shares may either be authorized but unissued Shares or Shares held in treasury. If any Options should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

     5.  Administration of the Plan.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board and act only by a majority of its members.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Options, (ii) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option,
(ii) the number of Shares subject to, and the expiration date of, the Option,
(iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option.

     The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of the Options.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     6.   Grant of Options.

     (a) General Rule. The Committee shall have the discretion to make discretionary grants of Options to Employees and Directors (including members of the Committee).

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Affiliate of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

     7.   Exercise Price for Options.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     8.   Exercise of Options.

     (a) Conditions for Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as the Committee shall specify in the Agreement granting the Option granted to the Optionee.

     (b) Procedure for Exercise. A Participant may exercise an Option, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at its executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise, and may consist of Shares subject to the Option being exercised. An Option may not be exercised for a fractional Share.

     (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within one year after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of -

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

          (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

     (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     (e) Mandatory Six-Month Holding Period. Notwithstanding any other provision of this Plan to the contrary, Common Stock that is purchased upon exercise of an Option may not be sold within the six-month period following the grant date of that Option, except in the event of the Participant's death or Disability, or such other event as the Board may specifically deem appropriate.

     9.   Change in Control; Effect of Changes in Common Stock Subject to the
Plan.

     (a) Change in Control. Upon a Change in Control (or, if earlier, the execution of an agreement to effect a Change in Control), all Options shall become fully exercisable, notwithstanding any other provision of the Plan or any Agreement.

     (b) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (c) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (d)  Special Rule for ISOs. Any adjustment made pursuant to subparagraphs
(a) or (b) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (e) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

     (f) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

     10.  Non-Transferability.

     Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds Options may transfer such Options (but not ISOs) to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the Options pursuant to this Paragraph. Options which are transferred pursuant to this Paragraph shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     11.  Time of Granting Options.

     The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     12.  Effective Date.

     The Plan shall become effective on March 16, 1999, but its effectiveness and the effectiveness of any grants of Options shall be contingent upon the Plan's approval by a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Company's stockholders held in accordance with applicable laws.

     13.  Modification of Options.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

     14.  Amendment and Termination of the Plan.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

     15.  Conditions Upon Issuance of Shares.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued pursuant to any provision of this Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, or to establish repurchase rights, or to pay an Optionee the in-the-money value of his Option in consideration for its cancellation, or all of these restrictions.

     16.  Reservation of Shares.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     17.  Withholding Tax.

     The Company's obligation to deliver Shares pursuant to the Plan shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     18.  No Employment or Other Rights.

     In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Bank, or any Affiliate of such corporations. No Employee or Director shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option. However, an Employee or Director who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

     19.  Governing Law.

     The Plan shall be governed by and construed in accordance with the laws of the State of Alabama, except to the extent that federal law shall be deemed to apply.

                      THE PEOPLES BANCTRUST COMPANY, INC.
                               310 Broad Street
                             Selma, Alabama 36701

                    REVOCABLE PROXY FOR THE ANNUAL MEETING
                              OF THE SHAREHOLDERS
                                April 13, 1999


     The undersigned hereby constitutes and appoints Rex J. Morthland, Julius E. Talton, Sr. and Eric O. Cates, and each of them, the proxies of the undersigned with full power of substitution, to attend the Annual Meeting of the Shareholders of The Peoples BancTrust Company, Inc. (the "Company") to be held at The Peoples Bank and Trust Company (the "Bank"), Bank of Tallassee Branch, 304 Barnett Blvd., Tallassee, Alabama on Tuesday, April 13, 1999 at 5:30 p.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

     1. The Election of Directors: Clyde B. Cox, Jr., John Crear, Arnold B. Dopson, Harry W. Gamble, Jr., Ted M. Henry, Elam P. Holley, Jr., Edith Morthland Jones, A. D. Lovelady, Richard P. Morthland, Thomas E. Newton, Walter Owens, David Y. Pearce, C. Ernest Smith, Julius E. Talton, Jr. and Daniel P. Wilbanks.


         FOR all nominees listed above     [_]          WITHHOLD AUTHORITY to vote
         (except as marked to the contrary below).      for all nominees listed above.  [_]

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name below.)
--------------------------------------------------------------------------------

     2. Approval of the 1999 Stock Option Plan for key employees and directors of the Company, the Bank and their affiliates.

                 [_] FOR           [_] AGAINST           [_] ABSTAIN

     3. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     This proxy is solicited by the Board of Directors of the Company, will be voted in accordance with the instructions marked herein, and will be voted FOR the election of directors and FOR approval of the 1999 Stock Option Plan if no instructions to the contrary are marked herein. If any other business is presented at the Annual Meeting as to which this proxy confers discretionary authority, this proxy will be voted by those named in this proxy as determined by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 1998, and hereby revokes any proxy heretofore given. This proxy may be revoked at any time before its exercise.

Date:
     ---------------------------------
Signature:
          ----------------------------
Signature:
          ----------------------------

Please mark, date and sign as your name appears herein and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.